Exhibit 10.2

First Amendment to Employment Agreement dated as of January 24, 2000 by and between Meditrust Corporation and Michael F. Bushee

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, is made and entered into as of this 24 day of January, 2000 by and between Meditrust Corporation, a Delaware corporation (the "Employer") and Michael F. Bushee (the "Employee").

      WHEREAS, the Employer and the Employee entered into an Employment Agreement (the "Employment Agreement") dated as of January 1, 1999; and

      WHEREAS, the Employer has increased certain of the Employee's compensation and benefits, effective as of January 1, 2000; and

      WHEREAS, the Employer and the Employee wish to modify the Employment Agreement to incorporate such changes.

      NOW, THEREFORE, in consideratIon of the foregoing, the parties hereto hereby agree as follows:

      1. The first sentence of Section 3.1 is hereby deleted in its entirety and is replaced with the following:

      "3.1 BASE SALARY. As payment for the services to be rendered by the Employee as provided in Section 1, and subject to the terms and conditions of Section 2, the Employer agrees to pay the Employee at the rate of $350,000 per annum, or such larger amount as may be established by the Employer from time-to-time (the "Base Salary")."

      2. Section 3.5 of the Employment Agreement is hereby deleted in its entirety and is replaced with the following:

      "3.5 PERFORMANCE SHARES. The Employer has previously awarded the Employee 90,000 performance shares in accordance with the terms described in Exhibit A hereto and the Employer's 1995 Share Award Plan and in the future may award additional shares from time-to-time (the "Performance Shares")."

      Except as modified hereby, the Employment Agreement shall remain in full force and effect and unaffected hereby.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement under seal as of the day and year first above written.

                                    MEDITRUST CORPORATION


                                 By /s/ David F. Benson
                                    ---------------------------------
                                    Name.
                                    Title:


                                 /s/ Michael F. Bushee
                                 --------------------------------
                                 Michael F. Bushee


                                       2